Exhibit (l) under Form N-1A
                                         Exhibit 99 under Item 601/Reg SK


                              FEDERATED MDT SERIES

                            Federated Investors Funds
                              5800 Corporate Drive
                       Pittsburgh, Pennsylvania 15237-7000

                                 August 8, 2006


Federated MDTA LLC
125 Cambridge Park Drive
Cambridge, MA 02140


Dear Sir or Madam:

      Federated MDT Series (the "Trust") hereby accepts your offer to purchase 4,000 shares at a price of $25.00 per share for an aggregate purchase price of $100,000.00. This agreement is subject to the understanding that you have no present intention of selling or redeeming the shares so acquired.



                                                Very truly yours,


                                                Federated MDT Series


                                                By:________________________



Accepted:

Federated MDTA LLC

By:________________________